UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2023

Apollo Debt Solutions BDC

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01424	86-1950548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-515-3200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 12, 2023, Apollo Debt Solutions BDC (the “Company”) amended and extended its senior secured, multi-currency, revolving credit facility (the “Facility”). Lender commitments under the Facility increased from $2.085 billion to $2.185 billion and the Facility’s “accordion” feature that allows the Company to increase the size of the Facility increased from $2.7525 billion to $3.2775 billion.

The final maturity date under the Facility was extended by over one year from March 11, 2027 to October 12, 2028. The covenants and representations and warranties the Company is required to comply with were also modified (including, among other things, that the minimum shareholders’ equity test was reset), but the remaining terms and conditions of the Facility remain substantially the same. The Facility continues to include usual and customary events of default for senior secured revolving credit facilities of this type.

Borrowings under the Facility (and the incurrence of certain other permitted debt) continue to be subject to compliance with a Borrowing Base that applies different advance rates to different types of assets in the Company’s portfolio. The advance rate applicable to any specific type of asset in the Company’s portfolio depends on the relevant asset coverage ratio as of the date of determination. Borrowings under the Facility continue to be subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended.

Terms used in the foregoing paragraphs have the meanings set forth in the Facility. The description above is only a summary of the material provisions of the Facility and does not purport to be complete and is qualified in its entirety by reference to the provisions in such Facility, which is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit

Exhibit No.	Description

10.1	Amended and Restated Senior Secured Revolving Credit Agreement dated October 12, 2023, between Apollo Debt Solutions BDC, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: October 17, 2023	By:	/s/ Kristen Hester
	Name:	Kristen Hester
	Title:	Chief Legal Officer and Secretary